Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made and entered into as of August 17, 2017 (the “Effective Date”), by and between ES Cell International Pte Ltd., a corporation wholly owned by BioTime, Inc. (“BioTime”) and duly established under the laws of Singapore, having its registered office at 1010 Atlantic Avenue, Alameda, CA 94501 (“ESI”), and AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”). ESI and AgeX are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH

WHEREAS, ESI owns an inventory of certain proprietary human embryonic stem cell lines and products; and

WHEREAS, ESI owns certain patent rights; and

WHEREAS, ESI has agreed to provide AgeX with access to stem cell lines and products, and to grant rights to AgeX to use patent rights, subject to AgeX agreeing to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 “Affiliate” means any corporation, limited liability company, limited partnership or other entity in control of, controlled by, or under common control with a Party.

1.2 “AgeX Field” shall mean products or services for the prevention, treatment, amelioration, diagnosis or monitoring of all human and non-human animal diseases and conditions except those of the ESI Exclusive Field and Previously Licensed Field. Notwithstanding, AgeX is permitted to pursue Research and Development that could result in products that have ancillary benefits in the ESI Exclusive Field. For the avoidance of doubt, ancillary benefits does not included AgeX Products being Developed or Commercialized in the ESI Exclusive Field.

1.3 “Previously Licensed Field” means any and all applications of use covered by an exclusive license from ESI to a Third Party that was in effect as of the Effective Date, provided that upon the termination of such license or the exclusivity of such license with respect to an application of use, such application of use shall cease to be a Previously Licensed Field.

1

1.4 “Clinical-Grade ESI Cell Lines” means ESI Cell Lines that were derived under current Good Manufacturing Practices (cGMP). The Clinical-Grade ESI Cell Lines are further described in that certain article, “The Generation of Six Clinical-Grade Human Embryonic Stem Cell Lines,” by Crook et al, Cell Stem Cell 1, November 2007, p. 490.

1.5 “Commercialization” in respect of a particular product, process or service, any and all activities (whether before or after receipt of Marketing Approval in respect of the product, medical device or service) directed to the marketing, detailing and promotion of the product or medical device after marketing approval for such product, process or service has been obtained, and includes marketing, promoting, detailing, distributing, offering to commercially sell and commercially selling the product, medical device or service, importing, exporting or transporting the product or medical device for commercial sale, and regulatory affairs with respect to the foregoing. When used as a verb, “Commercializing” means engaging in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

1.6 “Derivatives” means any cells derived from the use of the ESI Cell Lines (including Clinical-Grade ESI Cell Lines).

1.7 “Development” all activities related to stability testing, process development, formulation, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation pre-submission and submission of INDs, PMAs, 510(k)s, Drug Approval Applications and other regulatory applications, filings or submissions, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by the FDA or a comparable foreign regulatory authority as a condition or in support of obtaining or maintaining a regulatory marketing approval, or an approval for a clinical trial, anywhere in the world. When used as a verb, “Develop” means to engage in Development.

1.8 “ESI Cell Lines” means undifferentiated pluripotent human embryonic stem cell lines identified as [***] and any Derivatives thereof.

1.9 “ESI Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of (a) orthopedic indications, meaning [***], (b) ophthalmological indications, meaning [***]; and (c) medical aesthetics meaning [***].

1.10 “ESI Know-How” means all compositions of matter, techniques and data and other know-how and technical information including inventions (whether or not patentable), improvements and developments, practices, methods, concepts, trade secrets, documents, computer data, computer code, apparatus, clinical and regulatory strategies, test data, analytical and quality control data, formulation, manufacturing, patent data or descriptions, development information, drawings, specifications, designs, plans, proposals and technical data and manuals and all other proprietary information that is owned or controlled by ESI as of the Effective Date and that relates to the ESI Cell Lines or to any of the subject matter described in or claimed by the ESI Patent Rights and is relevant to the AgeX Field.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

1.11 “ESI Patent Rights” means the patents and patent applications identified on Exhibit A attached to this Agreement, and any divisional, continuation or continuation-in-part of those applications, but only to the extent the claims in said applications are directed to subject matter specifically described in the patents and patent applications identified on Exhibit A, as well as any patents issued on these patent applications, and any reissues, reexaminations, extensions and substitutions (or the equivalent) thereof and any foreign counterparts to those patents and patent applications. The Parties agree that Exhibit A may be revised from time to time after the Effective Date to reflect changes thereto.

1.12 “ESI Property Rights” means ESI’s personal proprietary rights in the ESI Cell Lines and Derivatives, including ownership rights in the ESI Cell Lines and know-how embodied in the ESI Cell Lines and Derivatives.

1.13 “Exploit” means, to Manufacture, Commercialize, make, have made, use, offer to sell, sell or import; and “Exploitation” means Developing, Manufacturing, Commercializing, making, having made, using, offering to sell, selling or importing.

1.14 “Internal Research” means research, including research directed to the development of products and services in the ESI Exclusive Field or the ESI Previously Licensed Field, conducted internally by ESI or its Affiliates at ESI’s facilities or at facilities of ESI’s Affiliates.

1.15 “Manufacture” and “Manufacturing” means, in respect of a particular pharmaceutical, bio-pharmaceutical, diagnostic, or prognostic product, and without limitation, all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping, handling, holding, storage and warehousing of such product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.16 “Net Sales” means gross revenue, monies, cash equivalent and/or transfer for any consideration, including revenue neutral remuneration received by AgeX, its Affiliates, or any consignee or distributor of Products, for (a) any Product sold or bailed, and (b) Services or Processes performed or sold, in all cases, net of the sum of the following items directly attributable to the sale of such Product or Service and specifically identified on the invoice, and borne by the seller: (1) cash, trade or quantity discounts actually allowed; (2) sales, use, tariff, customs duties or other excise taxes directly imposed upon particular sales; (3) outbound transportation charges prepaid or allowed; and (4) allowances or credits to third parties for rejections or returns. A Product shall be considered sold, Process, and a Process or Service shall be considered performed, when billed out or invoiced or, if not invoiced, when delivered or performed. There shall be no deductions from Net Sales for costs of commissions or collections.

1.17 “Process” means any process or method, the researching, developing, using, practicing, selling, offering for sale, importing or exporting of which by AgeX would, but for the licenses granted to AgeX in Section 2 of this Agreement, infringe a claim in the ESI Patent Rights in the country in which such process or method is researched, developed, practiced, sold, offered for sale, imported or exported by AgeX.

3

1.18 “Product” means any product that is based on, utilizes or incorporates ESI Clinical-Grade Cell Lines or a Derivative that employs, or is in any way produced or manufactured by, or discovered, identified, developed or otherwise arises out of any research or development involving, the use of the inventions of the ESI Patent Rights, or that would otherwise constitute any infringement of any claims of the ESI Patent Rights.

1.19 “Research” means performance of scientific experiments to answer questions not answerable or easily answerable through the published scientific literature, pre-clinical and other non-clinical testing, test method development, and toxicology, formulation, and process development work.

1.20 “Research Field” means products and services for use as research tools, which may include for the development of other products or services, including in the ESI Exclusive Field.

1.21 “Service” means any service, the developing, using, performing, selling, offering for sale, importing or exporting of which by AgeX would, but for the licenses granted to AgeX in Section 2 of this Agreement, infringe a claim in the ESI Patent Rights in the country in which any such service is so developed, used, performed, sold, offered for sale, imported or exported by AgeX.

1.22 “Sublicense” means: (a) any right granted, license given or agreement entered into by AgeX to or with any Third Party, under or with respect to or permitting any use or Exploitation of any of the Clinical-Grade ESI Cell Lines or otherwise permitting the manufacture, use and/or sale thereof; or (b) any option or other right granted by AgeX to any other person or entity to negotiate for or receive a license of the rights described under clause (a) (but not including an option or right to acquire AgeX or an Affiliate of AgeX, whether by merger, sale of stock or assets or otherwise, by a Third Party, unless, in the case of an Affiliate, the grant of such option or right, or the subsequent sale of such Affiliate, is accompanied by a license to practice or use the Clinical-Grade ESI Cell Lines, by means of a Sublicense as described under clause (a) hereof); or (c) any standstill or similar obligation undertaken by AgeX toward any other person or entity not to grant any of the rights described in clause (a) or (b) to any Third Party; in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

1.23 “Sublicensee” means any Third Party that enters into an agreement or arrangement with AgeX, any Affiliate thereof, or any other Sublicensee constituting a Sublicense or otherwise receives a license grant from AgeX, any Affiliate thereof, or any Sublicensee of the Clinical-Grade ESI Cell Lines to acquire or use Clinical-Grade ESI Cell Lines for any purpose (including but not limited to Research, Development, or production of any Derivative), or to manufacture, have manufactured, offer for sale, sell, lease, and/or import any Clinical-Grade ESI Cell Lines.

1.24 “Sublicensing Revenue” means any payments or other consideration that AgeX or an Affiliate thereof receives as consideration for the grant of rights to Clinical-Grade ESI Cell Lines under a Sublicense, including all non-cash consideration, other than royalties.

1.25 “Territory” means the world.

1.26 “Third Party” means any person or entity other than BioTime, ESI and its Affiliates and AgeX.

4

1.27 “Trademarks” means the registered and common law trademarks, and any pending applications therefor, identified on Exhibit B attached to this Agreement. The Parties agree that Exhibit B may be revised from time to time after the Effective Date to reflect changes thereto.

For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the use herein of the plural shall include the single and vice versa and the use of the masculine shall include the feminine; (b) unless otherwise set forth herein, the use of the term “including” or “includes” means “including [includes] but [is] not limited to”; and (c) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. Additional terms may be defined throughout this Agreement.

ARTICLE 2 - LICENSE GRANTS; RESTRICTIONS AND LIMITATIONS

2.1 Grants of Rights; Use.

a)	ESI hereby grants to AgeX, and AgeX accepts, subject to the terms and conditions of this Agreement, a royalty-bearing, non-exclusive, license in the Territory, in the AgeX Field, under the Clinical-Grade ESI Cell Lines, the ESI Know-How, the ESI Patent Rights (with no right to Sublicense ESI Patent Right) and the ESI Property Rights to (i) research, develop, have developed, make, have made, use, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Products and Clinical-Grade ESI Cell Lines, (ii) research, develop, use, practice, perform, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Processes, and (iii) develop, have developed, use, perform, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Services. This grant is subject to the payment by AgeX to BioTime of all consideration required under this Agreement.

b)	ESI hereby grants to AgeX, and AgeX accepts, subject to the terms and conditions of this Agreement, a royalty-bearing, non-exclusive, right in the Territory, in the AgeX Field, to Sublicense to Third Parties Clinical-Grade ESI Cell Lines, provided, however, that any transfer shall be subject to the following conditions (unless such conditions are modified in writing by ESI): (i) any such Sublicense shall be approved in writing by ESI in advance of the transfer, such approval not to be unreasonably withheld by ESI; and (ii) each sublicense of Clinical-Grade ESI Cell Lines or ESI Know-How to a Third Party shall be subject to at least a material transfer agreement essentially in the form attached to this Agreement in Exhibit C, and any license agreement reached between AgeX and the Sublicnesee containing commercially reasonable consideration, including, one or more of, but not limited to, upfront payments, royalties, milestones, or non-cash consideration. For the avoidance of doubt, ESI is not granting sublicense rights in ESI Patent Rights. If ESI Patent Rights are necessary or useful to the granting of a Sublicense hereunder, the Third Party must obtain a license from ESI.

c)	AgeX shall have the right, in connection with the licenses to “have made,” “have sold,” “have offered for sale,” “have imported” and “have exported,” to sublicense the rights granted in this Section 2.1 to Third Parties in connection with contracting with such Third Parties to (i) provide product marketing and distribution services to AgeX on behalf of AgeX, or (ii) manufacture for AgeX products for sale by AgeX or a Third Party pursuant to the foregoing clause (i), but other sublicense of ESI Patent Rights may be granted by AgeX.

5

2.2 Limitations and Exclusion to Grant of Rights under Sections 2.1 (a) and 2.1(b). The provisions of this Agreement are intended to limit the rights of AgeX to Sublicense Clinical-Grade ESI Cell Lines notwithstanding any provision of that certain Asset Contribution and Separation Agreement between AgeX and BioTime (the “ACA”) pursuant to which BioTime has contributed vials of ESI Cell Lines or Clinical-Grade ESI Cell Lines to AgeX, it being understood and agreed by ESI and AgeX that such contribution was made subject to this Agreement with respect to any rights of AgeX to Sublicense to Third Parties Clinical-Grade ESI Cell Lines. ESI retains all rights in and to the ESI Know-How, ESI Patent Rights and the ESI Cell Lines except as expressly provided in this Agreement. No rights to Sublicense patents are granted in the ESI Patent Rights. Notwithstanding anything stated in this Agreement, nothing in this Agreement shall be construed as in any way limiting ESI from practicing or using the ESI Know-How, ESI Patent Rights, and the ESI Cell Lines or from granting licenses to BioTime, Affiliates, and Third Parties to do so.

2.3 Grant of Trademark Rights; Use. ESI hereby further grants to AgeX, and AgeX accepts, subject to the terms and conditions of this Agreement, a royalty-free, non-exclusive, license in the Territory and in the AgeX Field to use the Trademarks in connection with advertising, marketing, manufacturing, developing, distributing, selling, rendering, and providing Products and Services.

2.4 Except as expressly provided by Section 2.1 (b) and 2.1 (c) above, AgeX shall not have the right to grant sublicenses without the express prior written approval of ESI, which approval shall be granted or denied in ESI’s sole discretion.

2.5 AgeX agrees that ESI owns all rights in the Trademarks and the goodwill associated therewith, and that all use of the Trademarks inures to the benefit of ESI. AgeX further agrees that by entering into this Agreement, it acquires no ownership or other rights in the Trademarks other than as set forth in the license grant above. AgeX agrees not to dispute or challenge or assist any person in disputing or challenging ESI’s rights in and to, or the validity of, the Trademarks.

2.6 AgeX agrees to maintain the standards of quality set by ESI and maintained in connection with the operation of its own businesses. AgeX is familiar with the high quality standards that ESI currently employs for its own products and services and agrees to continue the high standards of quality for Products, Processes and Services provided in conjunction with the Trademarks, including compliance with applicable laws and regulations. ESI has the right to impose reasonable controls over the nature and quality of the Products and Services provided and performed by AgeX in conjunction with the Trademarks. ESI shall have the right to inspect or have inspected all Products and Services provided and performed by AgeX in conjunction with the Trademarks, to ensure that such Products and Services meet ESI’s quality standards and otherwise comply with applicable laws.

6

2.7 Within [***] business days of the Effective Date, ESI shall provide and transfer to AgeX all information and data relating to the ESI Patent Rights, the ESI Know-How and the ESI Cell Lines s as may be reasonably necessary to allow AgeX to exploit the licenses granted hereunder.

2.8 Third Party Patents. AgeX acknowledges, understands and agrees that, depending on the nature of the Products Developed or to be Developed or Exploited from the ESI Cell Lines, additional licenses from Third Parties, including without limitation Wisconsin Alumni Research Foundation (WARF), BioTime or ESI, may be required. Without limiting the generality of the foregoing sentence, AgeX agrees that it will notify Third Party purchasers of Products, Processes or Services that additional license rights may be required from, including without limitation, BioTime and WARF, to Commercialize any such products or services, including in the ESI Exclusive Field. ESI shall have no obligation to obtain for or otherwise provide, by sublicense or otherwise, any license or sublicense to use any patents, technology, know-how or other intellectual property belonging to BioTime, any BioTime Affiliate (other than ESI), or any Third Party.

2.9 ESI shall have no obligation to obtain for or otherwise provide, by sublicense or otherwise, any license or sublicense to use any patents, technology, know-how or other intellectual property belonging to ESI, any ESI Affiliate, or any Third Party other than the ESI Patent Rights, ESI Know-How, and Trademarks as licensed under the terms of this Agreement.

2.10 Legal Compliance. AgeX is solely responsible for the management and use of the ESI Cell Lines and any Products and Processes, including without limitation the storage, use, and disposal of the ESI Cell Lines and Products. AgeX acknowledges that the use of the ESI Cell Lines is subject to federal, state and local statutes, rules, regulations and guidelines, which, without limiting the generality of the foregoing, may restrict or prohibit (i) the introduction of stem cells from a covered stem cell line into nonhuman primate embryos; (ii) the introduction of any stem cells, whether human or nonhuman, into human embryos; and (iii) breeding any animal into which stem cells from a covered stem cell line have been introduced. AgeX also acknowledges, understands and agrees that the ESI Cell Lines, including Clinical-Grade ESI Cell Lines have not been approved by the United States Food and Drug Administration or any comparable foreign government agency for any therapeutic or diagnostic use. If any governmental regulatory body requires any permits, licenses or approvals in connection with the use of the ESI Cell Lines, including Clinical-Grade ESI Cell Lines, or Development, Manufacturing or Commercialization of any Products, by AgeX or any or permitted Sublicensee under Section 2.1 of this Agreement, AgeX or such Sublicensee shall be responsible for obtaining the same at its or their expense.

ARTICLE 3 – TRANSFER OF MATERIALS

3.1 Transfer Pursuant to ACA. BioTime shall transfer the Clinical-Grade ESI Cell Lines to AgeX in accordance with the provisions of the ACA, and ESI consents to such transfer, subject to the terms of this Agreement.

3.2 ESI Property Rights. AgeX acknowledges ESI’s Property Rights with respect to all ESI Cell Lines and ESI Clinical-Grade Cell Lines in the possession or control of ESI or as to which ESI has retained rights of any kind under the terms of any bailment, license, material transfer agreement, or other agreement .

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7

3.3 Restrictions and Limitations. The rights granted to AgeX in this Agreement are subject to the following exclusions and restrictions:

(a)	Limited Use. Subject to the terms of this Agreement, the ESI Cell Lines shall be used by AgeX solely in accordance with the license rights granted in Sections 2.1(a) and 2.1(b). Any use of the ESI Cell Lines outside the AgeX Field is strictly prohibited. AgeX acknowledges, understands and agrees that AgeX’s commercial use of the ESI Cell Lines, including in the AgeX Field, may require a license from a third party or entity not party to this Agreement, including without limitation the Wisconsin Alumni Research Foundation (“WARF”) or GE Healthcare.
(b)	No Replication. AgeX will not replicate the ESI Cell Lines or any portion thereof without ESI’s written consent, except to the extent expressly allowed under Section 2.1(a) and Section 2.1(b) of this Agreement.
(c)	No Further Transfer. AgeX shall not transfer the ESI Cell Lines or any ESI Know-How to any person or entity except as expressly allowed under this Agreement.
(d)	Experimental Nature; Safety. The ESI Cell Lines are to be used with caution and prudence in any experimental work, since all of the characteristics of the ESI Cell Lines are not known. AgeX is solely responsible for identifying and utilizing all appropriate safety procedures to prevent possible problems from infection and/or disease that might be caused from contact with the ESI Cell Lines or Products.

3.4 No License. No right or license to use the ESI Cell Lines, Products, Processes or Services other than specifically stated herein is granted or implied as a result of the supply of the ESI Cell Lines to AgeX under the ACA.

3.5 Unauthorized Use. The Parties agree to notify each other in the event they become aware of any intended use or actual use, including without limitation unauthorized commercial use, of the ESI Cell Lines, ESI Know-How, ESI Patents, Products or Processes, or a Party’s Confidential Information.

ARTICLE 4 - PATENT RIGHTS; DEVELOPMENTS

4.1.Prosecution of Patents and Claims. ESI shall be solely responsible for the continued prosecution of pending applications included in the ESI Patent Rights and the issuance of patents from such patent applications after allowance. AgeX will cooperate with ESI to prosecute such patents and claims under patent applications or other ESI Patent Rights as ESI may reasonably request.

8

4.2. Prosecution of Infringers and Defense of ESI Patent Rights. The Parties agree to notify each other in writing of any actual or threatened infringement by a Third Party of the ESI Patent Rights or of any claim of invalidity, unenforceability or non-infringement of the ESI Patent Rights, or of any inter partes review, interference or other proceeding affecting the ESI Patent Rights. ESI shall have the initial right, but not the obligation, whether to prosecute or defend any such claims, as applicable. AgeX shall, if requested, provide reasonable assistance to ESI in connection with the prosecution or defense of such claims. For claims within the AgeX Field, if ESI elects not to prosecute or defend such claims, AgeX shall have the option to pursue such claims, at AgeX’s expense, to the extent permitted by ESI’s contractual obligations to Third Parties that exist as of the Effective Date as identified on Exhibit D attached to this Agreement. ESI shall if requested provide reasonable assistance, including joinder to the claims, to AgeX, at AgeX’s expense, in connection with the prosecution or defense of such claims. To the extent permitted by ESI’s contractual obligations to Third Parties, damages recovered in any such claims shall be the property of the Party covering the expenses of the claims. If the Parties jointly covered expenses of the claims, the damages recovered will be divided to first reimburse each party its reasonable fees and expenses. The remainder of the recovery will then be divided reasonably according to an allocation determined by the Parties after a good faith discussion

4.3 AgeX Developments and AgeX Cell Developments.

(a)	AgeX shall have the right to file and prosecute new patent applications (and to obtain new patents) covering any new inventions, products, compositions of matter, methods or processes, and any other subject matter, whether patentable or not, discovered, developed or made by AgeX, by use of the ESI Patent Rights or the Products or derived from the ESI Cell Lines (including the Clinical-Grade Cell Lines) or Derivatives (collectively, “AgeX Developments”)
(b)	AgeX hereby grants to ESI a royalty-free, nonexclusive license to use AgeX Developments generated in the first [***] from the Effective date in the ESI Exclusive Field for Internal Research.
(c)	AgeX hereby grants ESI a royalty-free, worldwide, license, to any AgeX Developments in the ESI Exclusive Field, and any intellectual property rights related thereto, that are based upon or derived from the ESI Cell Lines (including the Clinical-Grade Cell Lines) or Derivatives composed of primary cells, cell lines or stem cells (“AgeX Cell Developments”), to use any such AgeX Developments to Develop, Manufacture, have Manufactured, use, sell, have sold, perform and have performed, distribute, have distributed and import products and services solely in the ESI Exclusive Field for any AgeX Developments conceived or reduced to practice in the [***] from the Effective Date.

4.4 Disclosure of AgeX Developments. AgeX agrees, on a periodic basis (not less than semiannually), to provide to ESI with a written report of all patent applications filed on AgeX Developments and AgeX Cell Developments.

ARTICLE 5 – ROYALTIES, SUBLICENSE CONSIDERATION, AND RECORDS

5.1 Royalty. As consideration for patent licenses under this Agreement, AgeX shall pay to ESI a royalty of [***] of Net Sales. Royalties shall accrue in each country for the longer of (i) the duration of the ESI Patents on a country by country basis, or (ii) the duration of the bailment of the ESI Cell Lines. If any patent or any claim thereof included within the ESI Patent Rights shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, AgeX’s obligation to pay ESI royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such decision. AgeX shall not, however, be relieved from paying ESI any royalties, fees, expenses, or other liabilities that accrued prior to the date of such decision or that are based on any of the ESI Patent Rights not the subject of such decision. If AgeX is obligated to pay royalties to one or more Third Parties or BioTime for the use of patent rights with respect to the use, manufacture or sale of a Product, Process or Service and as a result the Royalties payable under this Section plus the royalties payable to such Third Parties or BioTime would exceed [***] of Net Sales, the Royalty due under this Section may be [***] by an amount equal to the [***] of (a) the amount in excess of [***] of Net Sales, and (b) [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9

5.2 Sublicense Consideration. AgeX shall pay to ESI [***] of all consideration received as Sublicensing Revenue [***] will be paid by AgeX to ESI for Sublicensing Revenue generated from the sublicense of Derivatives. If AgeX or an Affiliate receives non-cash consideration for the grant of a Sublicense, or in the case of transactions not at arm’s length, Sublicensing Revenue will be calculated based on [***], at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business, as reasonably determined in good faith. To the extent AgeX receives compensation for both a grant of a Sublicense in accordance with this Agreement and the grant of other rights or licenses to intellectual property other than a Sublicense of rights granted in accordance with this Agreement, such compensation will be reasonably apportioned between that amount attributable to the Sublicense of rights hereunder, which shall be deemed Sublicensing Revenue, and that amount attributable to the grant of other rights or licenses in such other intellectual property, which shall be excluded from Sublicensing Revenue.

5.2 Records. AgeX shall keep full, true and accurate records that may be necessary for demonstrating compliance by AgeX with the terms and conditions of this Agreement. Said records shall be kept at AgeX’s principal place of business and shall be open upon reasonable advance notice (but not [***] business days’ notice and no more frequently than [***] per calendar year) for [***] following the end of the calendar year to which they pertain, to the inspection of ESI or its agents for the purpose of verifying AgeX’s compliance with this Agreement. All information disclosed pursuant to an audit shall be treated as Confidential Information (as provided in Section 8 of this Agreement) and shall not be disclosed to any Third Party or used for any purpose other than to determine AgeX’s compliance with the terms and conditions of this Agreement.

ARTICLE 6– INDEMNIFICATION

LIMITATION OF LIABILITY AND INSURANCE

6.1 AgeX shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless ESI, and the respective successors, assigns, agents, officers, directors, shareholders and employees of ESI (each, an “Indemnified Party”), at AgeX’s sole cost and expense, against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property resulting from the development, production, manufacture, use, sale, distribution, lease, license, transfer, consumption or advertisement of any Product, Process, or Service by AgeX, or by any licensee, permitted Sublicensee or contractor of AgeX, that includes or was derived or produced from the ESI Cell Lines or using the ESI Patent Rights or ESI Know-How, or arising from any obligation, act or omission, or from a breach of any representation or warranty of AgeX under this Agreement, excepting only claims of that result from the willful misconduct of, or knowing violation of law by an Indemnified Party. The indemnification obligations set forth herein are subject to the following conditions: (i) the Indemnified Party shall notify AgeX in writing promptly upon learning of any claim or suit for which indemnification is sought; (ii) AgeX shall have control of the defense or settlement, provided that the Indemnified Party shall have the right (but not the obligation) to participate in such defense or settlement with counsel at its selection and at (x) its sole expense if AgeX is conducting the defense of the claim, (y) AgeX’s expense if AgeX has not commenced or is not continuing the defense of the claim, or (z) AgeX’s expense if the defense of AgeX and the Indemnified Party by the same counsel would give rise to any conflict of interest or if the Indemnified Party has defenses that are in addition to or different than those available to AgeX; and (iii) the Indemnified Party shall reasonably cooperate with the defense, at AgeX’s expense.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10

6.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ESI, AND ITS DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES, AND AFFILIATES (OTHER THAN AGEX) MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND ANY AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY ESI THAT THE USE OR PRACTICE BY AGEX OF THE LICENSES GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL ESI OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES AND AFFILIATES (OTHER THAN AGEX) BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER BIOTIME SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

6.3 AgeX agrees to maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the Indemnified Parties. AgeX shall continue to maintain such insurance or self-insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of [***].

ARTICLE 7– TERMINATION

7.1 This Agreement shall be effective on the Effective Date and shall continue in force and effect:

i)	with respect to ESI Patent Rights, until the expiration of the last claim within the ESI Patent Rights licensed hereunder, unless earlier terminated in accordance with this Article 7.

ii)	with respect to all other rights granted herein, unless and until terminated in accordance with this Article 7.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11

7.2 ESI may terminate this Agreement and the rights, privileges and license granted hereunder by written notice upon a breach or default of this Agreement by AgeX if the breach or default is not cured within [***] after a written request to remedy such breach, or if the breach or default cannot be cured within said [***] period, failure of AgeX within said [***] period to proceed with reasonable promptness thereafter to cure the breach, provided that a cure is fully implemented with [***] after occurrence unless otherwise agreed upon in writing by the Parties. Such termination shall become automatically effective unless AgeX shall have cured any such material breach or default prior to the expiration of the applicable cure period.

7.3 AgeX shall have the right to terminate this Agreement at any time on [***] prior notice to ESI.

7.4 Upon termination of this Agreement, AgeX shall cease all uses of all and every and any kind of ESI Know-How and ESI Patent Rights, and Trademarks.

7.5 Sublicenses. Sublicenses granted by AgeX hereunder will be maintained or reasonably terminated by ESI, in its sole discretion, upon termination of this Agreement.

7.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination; and Article 6 and Article 8, and any other Sections or provisions which by their nature are intended to survive termination, shall survive any such termination.

ARTICLE 8 – CONFIDENTIALITY AND NONDISCLOSURE

8.1 Confidential Information; Non-Disclosure. “Confidential Information” shall mean any technical, business, financial, customer or other information disclosed by one party (the “disclosing Party”) to the other Party (the “receiving Party”) pursuant to this Agreement which is marked “Confidential” or “Proprietary,” or which, under all of the given circumstances, ought reasonably to be treated as confidential information of the disclosing Party. Such information may be disclosed in oral, visual or written form (including magnetic, optical or other media). Except as expressly provided in Section 8.2 below, each Party’s Confidential Information specifically includes without limitation the respective Party’s business plans and business practices, the terms of this Agreement, scientific knowledge, research and development or know-how, processes, inventions, techniques, formulae, products and product plans, business operations, customer requirements, designs, sketches, photographs, drawings, specifications, reports, studies, findings, data, plans or other records, biological materials, software, margins, payment terms and sales forecasts, volumes and activities, designs, computer code, technical information, costs, pricing, financing, business opportunities, personnel, and information of ESI or AgeX relating to the Products, the ESI Cell Lines, the ESI Patent Rights, AgeX Developments, AgeX Cell Developments or any products or services developed, manufactured, sold or performed under this Agreement whether or not such information is marked, identified or confirmed. Except to the extent expressly authorized by this Agreement or by other prior written consent by the disclosing Party, the receiving Party, during the term of this Agreement, and thereafter, shall: (i) treat as confidential all Confidential Information of the other Party; (ii) use Confidential Information only for exercising the rights and fulfilling the obligations set forth in this Agreement, (iii) implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the disclosing Party’s Confidential Information; (iv) not disclose Confidential Information to any Third Party, and (v) only disclose the Confidential Information to (a) those of its employees who have a need to know Confidential Information in order to exercise the rights and fulfill the obligations set forth in this Agreement and (b) legal and professional advisors and existing investors and their legal and professional advisors, each of which is bound by a written agreement (or in the case of attorneys or other professional advisors, formal ethical duties) requiring such advisors and investors to treat, hold and maintain such Confidential Information in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, the receiving Party shall protect the disclosing Party’s Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12

8.2 Exceptions. (a) The receiving Party shall have no obligation or liability to the disclosing Party with regard to any Confidential Information of the disclosing Party: (i) that was publicly known and available at the time it was disclosed or becomes publicly known and available through no fault, action, or inaction of the receiving Party; (ii) was known to the receiving Party, without restriction, at the time of disclosure as shown by the files of the receiving Party in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing Party; (iv) was independently developed by the receiving Party without any use of the disclosing Party’s Confidential Information, provided, that the receiving Party can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development; (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving Party shall provide prompt notice thereof and reasonable assistance to the disclosing party to enable the disclosing Party to seek a protective order or otherwise prevent such disclosure, and provided further that such disclosure is limited to the extent necessary to comply with such order and the information shall otherwise be treated as Confidential Information; or (vi) that is provided to the receiving Party by a Third Party without violating any confidentiality obligation to the disclosing Party.

(b) Notwithstanding anything to the contrary in this Agreement, including, without limitation the terms and conditions included in Section 8.1, (i) AgeX shall be entitled to disclose to end users of Products and Services technical, scientific and other information reasonably necessary for the end user to use such Products and Services; and (2) the Parties and BioTime may disclose the terms of this Agreement to investors or potential investors, potential business partners, potential sublicensees and assignees, potential co-developers, manufacturers, marketers, or distributors of Products and Processes, and in any prospectus, offering, memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation.

(c) Each Party shall provide the other Party with reasonable advance written notice of any other press release or other public disclosure of this Agreement; provided, that the Parties acknowledge that ESI, or its parent BioTime, may disclose if required to do so by law. AgeX or BioTime may file or disclose this Agreement or any relevant portion in accordance with the applicable rules and regulations of the SEC or such other agency or authority. This Agreement may be disclosed by a Party under a confidentiality agreement, without the prior consent of the other Party, to any actual or prospective investor, lender, underwriter, or acquirer of the Party or any parent or subsidiary of the Party, or any actual or potential acquirer of the portion of the business to which this Agreement relates.

13

8.3 Injunctive Relief. ESI and AgeX acknowledge and agree that any breach of the confidentiality obligations imposed by this Article 8 will constitute immediate and irreparable harm to the disclosing Party and/or its successors and assigns, which cannot adequately and fully be compensated by money damages and will warrant, in addition to all other rights and remedies afforded by law, injunctive relief, specific performance, and/or other equitable relief. The disclosing Party’s rights and remedies hereunder are cumulative and not exclusive. The disclosing Party shall also be entitled to receive from the receiving Party the costs of enforcing this Article 8, including reasonable attorneys’ fees and expenses of litigation.

8.4 Termination. Upon termination or expiration of this Agreement, or upon the request of the disclosing Party at any time, the receiving Party shall promptly return to the disclosing Party, at its request, all copies of Confidential Information received from the disclosing Party, and shall return or destroy, and document the destruction of, all summaries, abstracts, extracts, or other documents which contain any Confidential Information of the disclosing Party in any form.

8.5 Survival. The obligations of ESI and AgeX under this Article 8 shall survive any expiration or termination of this Agreement.

ARTICLE 9 - NOTICES AND OTHER COMMUNICATIONS

9.1 Any notice or other communication required to be given to either Party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered by hand, air courier delivery service, confirmed facsimile transmission, or confirmed electronic mail, or (b) four days after being deposited in the United States Mail, certified first class postage prepaid, in each case if sent to the respective addresses, FAX number or email address given below, or to another address as it shall designate by written notice given to the other Party in the manner provided in this Section.

14

In the case of AgeX:	AgeX Therapeutics, Inc.
1010 Atlantic Avenue, Suite 102
Alameda, California 94501

Attention: Michael D. West, Ph.D., CEO

In the case of ESI:	ES Cell International Pte Ltd.
1010 Atlantic Avenue, Suite 102
Alameda, California 94501
FAX: (510) 521-3389 Email: legal@biotimeinc.com
Attention: General Counsel

ARTICLE 10- REPRESENTATIONS AND WARRANTIES

10.1 AgeX represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement constitutes the binding legal obligation of AgeX, enforceable in accordance with its terms, and that the execution and performance of this Agreement by AgeX will not violate, contravene or conflict with any other agreement to which AgeX is a party or by which it is bound or with any law, rule or regulation applicable to AgeX, and that any permits, consents or approvals necessary or appropriate for AgeX to enter into this Agreement have been obtained.

10.2 AgeX is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

10.3 AgeX represents and warrants that (a) it has the full legal right and power to enter into this Agreement and to grant the sublicenses granted hereunder, and (b) that this Agreement constitutes the binding legal obligation of AgeX, enforceable in accordance with its terms.

10.4 ESI represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement constitutes the binding legal obligation of ESI, enforceable in accordance with its terms, and that the execution and performance of this Agreement by ESI will not violate, contravene or conflict with any other agreement to which ESI is a party or by which it is bound or with any law, rule or regulation applicable to ESI, and that any permits, consents or approvals necessary or appropriate for ESI to enter into this Agreement have been obtained.

10.5 ESI represents and warrants that it is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

10.6 ESI represents and warrants that (a) it has the full legal right and power to enter into this Agreement and to grant the licenses granted hereunder, and (b) that this Agreement constitutes the binding legal obligation of ESI, enforceable in accordance with its terms.

10.7 ESI represents and warrants that it has not received any written notice from any Third Party claiming any rights in, to or under, or otherwise challenging or threatening to challenge the right, title or interest of ESI in, to or under, the ESI Patent Rights, or the validity, enforceability or non-infringement of any ESI Patent Rights.

15

10.8 ESI represents and warrants that it has not received any written notice from any Third Party asserting a claim or threatening to assert a claim which would materially and adversely affect the rights of AgeX under this Agreement.

10.9 ESI represents and warrants that to its knowledge, all registration, maintenance and maintenance or annuity fees for each patent and patent application included in the ESI Patent Rights have been made, and all documents, recordations and certificates in connection with such ESI Patent Rights have been filed with the relevant governmental body for the purposes of prosecuting, obtaining, maintaining or perfecting such ESI Patent Rights. To the knowledge of ESI, all ESI Patent Rights are valid, in good standing, subsisting and enforceable.

10.10 ESI represents and warrants that it owns all right, title and interest to and in the ESI Patent Rights free and clear of any material encumbrances subject to licenses to BioTime, BioTime Affiliates, and Third Parties.

10.11 ESI represents and warrants that no proceeding is pending, and, ESI has not received any written notice from any Third Party threatening to initiate a proceeding, alleging that the practice of the ESI Patent Rights infringes the rights of any Third Party. ESI has no knowledge that the ESI Patent Rights could not be practiced without infringing the rights of any Third Party.

ARTICLE 11- MISCELLANEOUS PROVISIONS

11.1 This Agreement is entered into in consideration of the mutual promises, covenants, obligations of and by the parties in the ACA, in addition to the mutual promises, covenants, obligations of and by the parties herein.

11.2 Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party. The Parties acknowledge that they are independent contractors and nothing contained in this Agreement shall be deemed to create a partnership, joint venture, joint enterprise, agency or fiduciary relationship between the Parties.

11.3 To the extent commercially feasible, and consistent with prevailing business practices, all products manufactured or sold under this Agreement will be marked with the number of each issued patent that applies to such product.

11.4 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

11.5 The Parties acknowledge that this Agreement (including the Exhibits hereto) sets forth the entire Agreement and understanding of the Parties as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties.

16

11.6 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

11.7 The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

11.8 The Parties agree that the sublicenses granted to AgeX to use ESI Patent Rights constitute licenses of “intellectual property” as defined in the United States Bankruptcy Code (the “Bankruptcy Code”) and as used in Section 365(n) of the Bankruptcy Code.

[Signatures Found on the Following Page]

17

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

AGEX THERAPEUTICS, INC.

By:	/s/ Michael West
Michael West, Ph.D.
Chief Executive Officer

ES CELL INTERNATIONAL PTE LTD.

By:	/s/ Aditya Mohanty
Aditya Mohanty
Chief Executive Officer

[Signature Page to the ESI and AgeX License Agreement]

18

EXHIBIT A TO THE LICENSE AGREEMENT

ESI PATENT RIGHTS

REFERENCE	COUNTRY	TITLE	APPL. #	DATE FILED	STATUS	PATENT #	GRANT DATE
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19

EXHIBIT B TO THE LICENSE AGREEMENT

Trademarks

Unregistered/Common Law Marks
ES CELL INTERNATIONAL
ESI

20

EXHIBIT C TO THE LICENSE AGREEMENT

MATERIAL TRANSFER AGREEMENT

This Material Transfer and Conditional License Agreement (“Agreement”) is made and entered into this __ day of ______, 201_ (the “Effective Date”), by and between AgeX Therapeutics, Inc., a Delaware corporation with offices located 1010 Atlantic Avenue, Suite 102, Alameda, California 94501 (“AgeX”), and __________________________, a _______________ located at _________________________ (“Company”) and its employee, _______________________ (“Researcher”). The Company and the Researcher are sometimes collectively referred to in this Agreement as the “Recipients.” AgeX and the Recipients are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

INTRODUCTORY STATEMENT

AgeX has obtained from ES Cell International Pte Ltd, a wholly owned subsidiary of BioTime, Inc. (“BioTime”), and duly established under the laws of Singapore, having its registered office at 1010 Atlantic Ave., Suite 102, Alameda, CA 94501 (“ESI”), certain materials owned by ESI and the right to provide the materials to others. AgeX has agreed to provide materials, as identified in Exhibit A attached to this Agreement, for Researcher’s use in connection with pre-clinical therapeutic research (as more fully described in the research plan set forth in Exhibit B attached hereto, the “Research” or the “Research Project”) in accordance with the terms and conditions of this Agreement.

For good and valuable consideration, including the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, AgeX and Recipient, intending to be legally bound, hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the meanings set forth below.

1.1 “Affiliate” means any corporation, company, partnership, joint venture and/or firm, that controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.3 “Cell Lines” means undifferentiated pluripotent cGMP grade human embryonic stem cell lines and expanded cultures thereof, as more specifically described in Exhibit A, that are to be delivered to Recipients pursuant to this Agreement.

21

1.4 “Certificate of Analysis” or “CoA” means a document, certified as accurate by ESI, which sets forth reasonable information requested by Company with regard to each Cell Line.

1.5 “cGMP” means current good manufacturing practice regulations enforced by the FDA that provide for, among other things, systems that assure proper design, monitoring, and control of manufacturing processes and facilities.

1.6 “cGMP Documentation” or “cGMP Documents” means documentation prepared by ESI or BioTime that includes information relating to the production, derivation, culture, cryopreservation, storage and biosafety testing and maintenance of the Cell Lines in compliance with cGMP. By way of illustration and not limitation, cGMP Documentation includes information concerning the selection, optimization, and verification of protocols inclusive of cGMP-compliant reagents and materials for Cell Lines.

1.7 “Chain of Custody” or “CoC” means a document, certified as accurate by AgeX, which sets forth the chronology of the ownership, custody or location from the time of production to the time of delivery, for each Cell Line delivered to Recipients.

1.8 “Confidential Information” means all proprietary and non-public information disclosed by a Party or by ESI or BioTime as the case may be (collectively the “Disclosing Parties or individually as a “Disclosing Party), in writing and marked as confidential, or if disclosed orally identified at the time of disclosure by a Disclosing Party as confidential and reduced to writing within thirty (30) days and marked as confidential, or which, under all of the given circumstances, ought reasonably to be treated as confidential information of the disclosing Party. Such information may be disclosed in oral, visual or written form (including magnetic, optical or other media). Each Disclosing Party’s Confidential Information specifically includes without limitation the respective Disclosing Party’s business plans and business practices, the terms of this Agreement, scientific knowledge, research and development or know-how, processes, inventions, techniques, formulae, products and product plans, business operations, customer requirements, designs, sketches, photographs, drawings, specifications, reports, studies, findings, data, plans or other records, biological materials, software, margins, payment terms and sales forecasts, volumes and activities, designs, computer code, technical information, costs, pricing, financing, business opportunities, personnel, and information relating to the Cell Lines, Drug Master Files, cGMP Documentation, Letters of Authorization, Certificates of Analysis and Chain of Custody documentation.

1.10 “Drug Master File” means a submission to the FDA that may be used to provide confidential detailed information about facilities, processes or articles used in the manufacturing, processing, packaging and storing of one or more human drugs, including but not limited to biologics Cell Lines.

1.11 “ESI’s Property Rights” means ESI’s personal proprietary rights in the Cell Lines, including ownership rights and rights in the know-how embodied in the Cell Lines.

1.12 “Letter of Authorization” means a written statement by ESI permitting the FDA to refer to or view information in a Drug Master File (DMF) in support of a submission to FDA.

22

2. Transfer of Cell Lines; Bailment; Payments and Taxes

2.1 Company may request the transfer of one or more of the Cell Lines from AgeX to Company by written request from Company referencing this Agreement; Company’s written request shall specify the specific Cell Lines and the quantity requested. The method and terms of shipment shall be set forth between AgeX and Company in writing. Company agrees to provide AgeX with written notice of Company’s receipt of the Cell Lines within [***] of its receipt of the Cell Lines.

2.2 Recipients acknowledge ESI’s Property Rights. It is the intent of the Parties that the transfer of Cell Lines to Recipients be considered a bailment, subject to the terms and conditions of this Agreement. Title to ESI’s Property Rights is owned by ESI and is not transferred to Recipients under this Agreement. Company and Researcher accept the Cell Lines in accordance with the terms and conditions of this Agreement.

3. License; cGMP Documentation; Drug Master Files; Restrictions

3.1 Subject to the terms of this Agreement, the Cell Lines and any AgeX or ESI or BioTime Confidential Information shall be used by Recipient solely for the work described in the Research Project. The Research shall be conducted in the laboratory of Researcher at Company’s facility. Researcher shall exercise due care to ensure that all Cell Lines are handled by trained personnel only. Researcher will obtain the written agreement of all persons working under his/her control and supervision that they are bound by the terms of this Agreement. Recipients agree that the Cell Lines will be used solely for the Research Project. Recipient shall not distribute any Cell Lines to any third party other than employees of Company who are working on the Research Project under the direct supervision of Researcher. Recipient shall obtain all licenses from third parties required to conduct the Research Project.

3.2 Drug Master Files and cGMP Documentation. All requests for cGMP Documentation compilation and preparation, including but not limited to CoAs, CoCs and Letters of Authorization shall be submitted by Recipients to ESI; such compilation and preparation shall be performed pursuant to a fee arrangement to be mutually agreed upon by the ESI and Recipients. ESI will not unreasonably withhold Letters of Authorization or Confidential Information from the Drug Master Files for the Cell Lines as reasonably requested by Recipients to satisfy requests from governmental regulatory bodies, including but not restricted to the FDA.

3.3 Restrictions and Exclusions. The rights granted to Recipients in Section 3.1 are subject to the following:

(a) Commercial Use. Any commercial use of the Cell Lines is strictly prohibited without the prior written agreement of AgeX, which agreement will include commercially reasonable consideration. Recipients acknowledge, understand and agree that Recipients’ commercial use of the Cell Lines may require a patent license from ESI and may require a license from another third party or entity not party to this Agreement. Recipients shall not use or transfer the Cell Lines for any commercial purposes, except as may be agreed upon by AgeX and Company

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

23

(c) No Replication. Recipient will not replicate the Cell Lines or any portion thereof without AgeX’s written consent, except to the extent such replication is an essential part of the Research Project and is specifically described in the Research Project.

(d) No Further Transfer. Recipients shall not transfer the Cell Lines or any Confidential Information of AgeX or ESI or BioTime to any person or entity, provided, however, that Recipients may transfer (i) Confidential Information pursuant to a non-disclosure agreement in form and substance approved by ESI or (ii) Cell Lines pursuant to a material transfer agreement in form and substance approved by ESI to: governmental regulatory entities or agencies, including but not limited to the FDA in connection with clinical research and clinical trials; to third party laboratory facilities for testing; to ESI in connection with a commercial use license; or to scientific collaborators at not-for-profit institutions (e.g., academic laboratories).

(e) Permits, License and Approvals. Recipients shall obtain all permits, licenses or other approvals required by any third party, governmental or regulatory body for use of the Cell Lines in accordance with this Agreement.

3.4 Experimental Nature; Safety. The Cell Lines are to be used with caution and prudence in any experimental work, since all of the characteristics of the Cell Lines are not known. Recipients are solely responsible for identifying and utilizing all appropriate safety procedures to prevent possible problems from infection and/or disease that might be caused from contact with the Cell Lines.

3.5 No right or license to use the Cell Lines other than specifically stated herein is granted or implied as a result of the supply of the Cell Lines.

3.6 Records; Audit Rights. Company shall keep full, complete, true and accurate records and books of account containing all particulars relating to the use of the Cell Lines (“Records”). Said Records shall be kept at Company’s principal place of business for five years following the end of the calendar year to which they pertain. Upon the written request of ESI, Company shall provide ESI, or its authorized representative reasonably acceptable to Company, access to the Records as may be necessary to verify Company’s compliance with the terms of this Agreement. If ESI’s review of Company’s Records identifies noncompliance with any material term(s) of this Agreement, Company will immediately take all requisite actions to remedy such noncompliance, and if Company fails to remedy such noncompliance AgeX may terminate this Agreement in accordance with Section 9 of this Agreement. ESI shall be a third party beneficiary of this Section 3.6.

3.7 Unauthorized Use. The Parties agree to notify each other in the event they become aware of any intended use or actual use, including without limitation unauthorized commercial use, of the Cell Lines, or a Party’s Confidential Information.

24

4. Intellectual Property

4.1 AgeX and ESI and BioTime Intellectual Property. Company and Researcher acknowledge, understand and agree that assays, methodologies, intellectual property and interrelated trade secrets, know-how and Confidential Information owned by AgeX or ESI or BioTime, as applicable, as of the Effective Date and thereafter (collectively, the “AgeX and ESI and BioTime Intellectual Property”), shall, at all times, continue to be owned by AgeX and ESI and BioTime, as applicable, and no license or grant of any nature or kind is hereby given or implied with respect to the AgeX and ESI and BioTime Intellectual Property.

4.2 Company Intellectual Property. AgeX acknowledges, understands and agrees that all assays, methodologies, intellectual property and interrelated trade secrets, know-how and Company Confidential Information owned by Company as of the Effective Date or thereafter (collectively, the “Company Intellectual Property”), shall, at all times, continue to be owned by Company and no license or grant of any nature or kind is hereby given or implied with respect to the Company Intellectual Property.

5. Publications

5.1 Recipients may publish results obtained using Cell Lines without the prior consent of AgeX.

5.2 A Party will not publish Confidential Information received from the other Party without such other Party’s consent. The Parties agree to abide by the policies of the applicable journals and presentation organizers as to such matters as the public release or availability of data related to the publication or presentation. Authorship of publications will be determined in accordance with appropriate scientific and academic standards and customs. Proper acknowledgement will be made for the contributions of each Party to the publication.

5.3 In any publication made by Recipients based on the Research Project, Recipients shall acknowledge ESI and AgeX as the provider of the Cell Lines.

5.4 ESI and BioTime are intended beneficiaries of this Section 5.

6. Disclaimer; Indemnification

6.1 No Warranties. IT IS UNDERSTOOD AND AGREED THAT THE CELL LINES ARE EXPERIMENTAL IN NATURE, AND THAT NEITHER ASCENDANCE NOR ESI IS MAKING ANY REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY NATURE OR KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE CELL LINES. THE CELL LINES ARE PROVIDED “AS IS” AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE CELL LINES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. COMPANY AND RESEARCHER ARE SOLELY RESPONSIBLE FOR OBTAINING ANY LICENSE OR OTHER RIGHTS FROM ANY THIRD PART(Y) (IES) REQUIRED TO USE THE CELL LINES AS CONTEMPLATED BY THIS AGREEMENT.

25

6.2 Indemnification; Liability. To the maximum extent allowed under applicable law, Company agrees to indemnify, defend, and hold harmless AgeX, ESI and their respective Affiliates (including BioTime), and their respective directors, officers, representatives, employees, and agents (collectively, the “Indemnified Parties”) from and against any and all liability, loss, damage, claim or expense (including without limitation any legal expenses and attorneys’ fees) (collectively, the “Indemnified Losses”) arising out of or in connection with this Agreement, including, without limitation, Indemnified Losses resulting from any use by Company, Researcher, or employees of Company of the Cell Lines and any materials derived therefrom. Company further agrees to indemnify and hold harmless the Indemnified Parties against any and all Indemnified Losses resulting from, arising out of, or relating to: (i) claims arising from Company’s or Researcher’s failure to comply with all governmental regulations relating in any way to use, storage or disposal of the Cell Lines; or (ii) Company’s or Researcher’s breach of this Agreement. Without limiting the foregoing, Company assumes all liability for damages that may arise from the use, storage or disposal of the Cell Lines. Neither AgeX nor ESI will be liable to Company or Researcher for any loss, claim or demand made by Company or Researcher, or against Company or Researcher by any other party, due to or arising from the use of the Cell Lines by Recipients. ESI and its Affiliates (including BioTime) are intended beneficiaries of this Section 6.2.

7. Confidentiality

7.1 Confidential Information. As used in this Agreement, the party disclosing Confidential Information is sometimes referred to as the “Discloser”; the party receiving such Confidential Information is sometimes referred to as the “Receiver”. Any use or disclosure of Confidential Information shall be subject to the following:

a. Confidential Information will be received and held in confidence by the Receiver and revealed only to employees and representatives or agents and attorneys of the Receiver who need to know such Confidential Information in connection with Receiver’s performance under this Agreement.

b. Receiver will take such steps as may be necessary to prevent the disclosure of Confidential Information to others and to insure that any authorized person who receives Confidential Information pursuant to this Agreement is bound by the confidentiality obligations set forth herein. Upon written request to Receiver by Discloser, Receiver shall provide the identity of all persons who have or will have access to the Confidential Information. Discloser specifically reserves the right to require any and all persons having access to the Confidential Information to execute an agreement to satisfy their obligations hereunder with respect to the use, security and protection of the Confidential Information.

c. Any Confidential Information disclosed to Receiver will be used by Receiver solely for the purposes of this Agreement and for no other purpose. Receiver and authorized persons, if any, to whom disclosure is made shall not, directly or indirectly, use, publish, transmit, disseminate, divulge, disclose or make available to any person or entity any Confidential Information.

d. Confidential Information will not be mechanically copied or reproduced by the Receiver without prior written consent of Discloser, except to the extent necessary for the performance of this Agreement.

26

e. All Confidential Information, together with all copies, notes, extracts or summaries thereof or with respect thereto, shall remain the property of Discloser and shall be returned to Discloser or disposed of as Discloser may direct, upon demand and in any event upon termination of this Agreement.

7.2. The obligations of confidentiality set forth in this Agreement shall not extend to any portion of the Confidential Information:

a. that is known to the Receiver prior to the disclosure by Discloser and not previously subject to any obligation of confidentiality;

b. that is generally available to the public or hereafter becomes generally available or known to the public through no act on the part of the Receiver or any person to whom disclosure is made pursuant to this Agreement;

c. that is information that Discloser agrees in writing to release from the terms of this Agreement;

d. that is independently developed by Receiver without using Confidential Information.

7.3. In case Receiver is required to disclose any Confidential Information to comply with laws, regulations or court order, Receiver may disclose such Confidential Information only to the extent necessary for such compliance; provided, however, that Receiver shall give Discloser reasonable advance written notice of such disclosure so that legal protection for the Confidential Information may be sought, and Receiver shall use its best efforts to secure confidential treatment of Confidential Information to be disclosed. The Parties shall cooperate to the extent practicable with efforts to obtain such protection.

7.4. Receiver acknowledges that any breach of this agreement will constitute immediate and irreparable harm to Discloser and/or its successors and assigns, which cannot adequately and fully be compensated by money damages and will warrant, in addition to all other rights and remedies afforded by law, injunctive relief, specific performance and/or other equitable relief. Discloser’s rights and remedies hereunder are cumulative and not exclusive. Discloser shall also be entitled to receive from Receiver (jointly and severally) Discloser’s costs of enforcing this Agreement, including attorneys’ fees.

7.5 ESI and BioTime are intended beneficiaries of this Section 7.

27

8. Compliance with Law and Scientific Standards

Recipient is solely responsible for the management and use of the Cell Lines supplied hereunder, including without limitation the storage, transportation, treatment, use, and disposal of the Cell Lines. Company and Researcher agree to use the Cell Lines and conduct the Research in compliance with all federal, state and local statutes, rules, regulations and guidelines and any applicable scientific standards. Without limiting the generality of the foregoing, Recipients agree that the Research will exclude (i) the mixing of Cell Lines with an intact embryo, either human or non-human; (ii) implanting Cell Lines or products derived thereof in a uterus; and (iii) attempting to make whole embryos with Cell Lines by any method.

9. Term and Termination

9.1 Term. This Agreement shall commence as of the Effective Date and shall expire, unless earlier terminated as provided herein or extended by mutual written agreement of the Parties, [insert period of months or years] thereafter. Upon expiration or termination of this Agreement, any provisions of this Agreement which by their nature survive any expiration or termination, including, but not limited to, those relating to intellectual property, confidentiality and indemnification, will survive and continue to be enforceable.

9.2 Termination; Destruction or Return of Materials. AgeX may terminate this Agreement at any time in the event that Company or Researcher commits a material breach of the terms of this Agreement. Upon termination or expiration of this Agreement or material breach of the terms of this Agreement by Company or Researcher, Company and Researcher shall discontinue the Research Project and will, upon written request of AgeX, destroy or return to AgeX all Cell Lines in Recipient’s possession and shall make no further use of the Cell Lines for any purpose whatsoever. AgeX acknowledges and agrees that all of the Cell Lines may be destroyed in connection with conducting the Research and that therefore no Cell Lines may be available to be returned.

10. Notices

All notices, reports or documents to be provided by either party to the other shall be in writing and shall be delivered personally or mailed by certified or registered mail, postage prepaid, or reputable overnight courier, or sent by telefax as follows:

If to AgeX, then to:

AgeX Therapeutics, Inc.
1010 Atlantic Avenue, Suite 102
Alameda, CA 94501

Attn: Michael D. West, Ph.D., CEO
Email:

If to Recipients, then to:

[Entity]
[Address]
[Address]
Attn:
Fax:

All notices, reports or other documents shall be deemed properly served upon receipt of such written communication.

28

11. Representations and Warranties

11.1 AgeX represents and warrants that, except as disclosed in Exhibit C and subject to the terms of this Agreement, it has all rights, title and interest to the Cell Lines necessary to enter into this Agreement and it is not under any obligation, contractual or otherwise, that conflicts with or is inconsistent with this Agreement.

11.2 Company and the Researcher hereby represent and warrant that the acceptance of the Cell Lines in accordance with the terms and conditions of this Agreement and performance of all obligations hereunder do not and will not breach or conflict with any other agreement or arrangement to which either the Company or the Researcher is a party, including the terms under which the Research to be conducted using the Cell Lines is funded. The Company and /or the Researcher will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

12. Miscellaneous

12.1 Multiple Copies. This Agreement may be executed in multiple copies, each of which shall be deemed to be an original.

12.2 Integration. This Agreement constitutes the entire agreement between the Parties relative to the subject matter hereof and supersedes all prior agreements in respect thereof. This Agreement shall not be superseded, amended or modified except by written agreement between the Parties hereunder.

12.3 Severability. If any provision of this Agreement is held invalid, illegal or otherwise unenforceable by a tribunal or court of competent jurisdiction, such invalidity shall not affect the enforceability of any other provision of this Agreement, and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

12.4 Waiver. Any waiver of any rights or failure to act in a specific instance relates only to that instance and is not an agreement to waive any rights or fail to act in any other instance.

12.5 Headings. All headings used in this Agreement are for convenience only and do not affect the meaning of any provision of this Agreement.

12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof.

12.7 Independent Parties. The Parties hereto acknowledge that they are independent contractors and nothing contained in this Agreement shall be deemed to create a partnership, joint venture, joint enterprise, agency or fiduciary relationship between the Parties.

29

12.8 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

12.9 Intended Beneficiaries. ESI and BioTime are intended beneficiaries of the applicable provisions of this Agreement.

IN WITNESS WHEREOF, the Parties, intending to be bound by this Agreement, have caused their respective authorized representatives to sign below.

AGEX THERAPEUTICS, INC.	[COMPANY]

By:	By:
Printed name:	Printed name:
Title:	Title:
Date:	Date:

Acknowledged and Agreed:

Researcher
Printed Name:
Date:

30

EXHIBIT A TO THE MATERIAL TRANSFER AGREEMENT

Cell Lines: [***] all as further described in that certain article, [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

31

EXHIBIT B TO THE MATERIAL TRANSFER AGREEMENT

Attach detailed description of the Research Project

32

EXHIBIT C TO THE MATERIAL TRANSFER AGREEMENT

Attach list of exclusions

33

EXHIBIT E TO THE LICENSE AGREEMENT

THIRD PARTY RIGHTS TO PROSECUTE OR DEFEND THE ESI PATENT RIGHTS

Party	Agreement	Rights
Asterias Biotherapeutics, Inc.	Cross License Agreement between Asterias Biotherapeutics, Inc., BioTime, Inc. and ES Cell International Pte Ltd	Right to assume responsibility and ownership of ESI patents and patent applications included in the ESI Patent Rights and abandoned by ESI

34